Exhibit 10.2

FIRST AMENDMENT TO STOCK PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AND SALE AGREEMENT (this “First Amendment”) is dated as of the 1st of February, 2023, by and among TLSS-STI, Inc., a Delaware corporation (the “Buyer”), and Severance Trucking Co., Inc., a Massachusetts corporation, Severance Warehousing, Inc., a Massachusetts corporation and McGrath Trailer Leasing, Inc., a Maine corporation (collectively, the “Companies”) and Kathryn Boyd, Clyde J. Severance and Robert H. Severance, Jr., collectively, as the shareholders of the Companies (collectively, the “Shareholders” and hereinafter, collectively, the “Seller”), as well as Kathryn Boyd, as the Shareholders’ representative (the “Shareholders’ Representative”), as joined in by R|A Feingold Law & Consulting, P.A., as closing agent and escrow agent (the “Closing Agent” or “Escrow Agent”) and Transportation and Logistics Systems, Inc., a Nevada corporation (“TLSS”), in connection with TLSS’s agreement to provide a corporate guaranty pursuant to the terms hereof.

W I T N E S S E T H :

WHEREAS, TLSS Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of TLSS (“TLSSA”), the Companies, the Shareholders, the Shareholders’ Representative and the Escrow Agent entered into that certain Stock Purchase and Sale Agreement having an Effective Date of January 4, 2023, as assigned to Buyer pursuant to that Assignment and Assumption Agreement, dated January 31, 2023 by and between Buyer and TLSSA (the “Agreement”) with respect to the purchase by Buyer from the Shareholders of one hundred percent (100%) of the issued and outstanding shares of stock of the Companies (the “Shares”); and

WHEREAS, the Buyer, the Shareholders, the Companies and the Shareholders’ Representative desire to amend the terms of the Agreement pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

1. The Agreement as modified by this First Amendment remains in full force and effect. To the extent of any inconsistency between the terms of this First Amendment and the terms of the Agreement, the terms of this First Amendment shall supersede and control to the extent of such inconsistency. Terms not otherwise defined herein shall have the meaning set forth in the Agreement.

2. Section A of the Recitals shall be deleted in its entirety and replaced with the following:

“A. The Shareholders, are residents of the States of Florida, Massachusetts, or New Hampshire, and collectively own one hundred (100%) percent of all the issued and outstanding shares of capital stock of the Companies (collectively, the “Shares”). The Shareholders desire to sell to Buyer, and Buyer desires to purchase from the Shareholders, one hundred percent (100%) of the Shares, on terms and subject to the conditions of this Agreement.”

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3. Section 1.1(b), of the Section entitled “PURCHASE AND SALE”, shall be deleted in its entirety and replaced with the following:

“(b) Despite the fact that this “Transaction” (as hereinafter defined) is structured as a stock purchase agreement: (i) the following assets shall be excluded from the Transaction and the Shareholders shall be entitled the same: (A) all cash on hand of the Companies as of the close of business on January 31, 2023 (the “Close of Business”), which cash shall be distributed to the Shareholders prior to Closing or prior to the Working Capital Delivery Date (defined below), (B) title to or the cash value of life insurance policies, (C) notes receivable, (D) personal vehicles (and the Shareholders shall remain liable for any financing and/or lease payments remaining due thereon), and (E) tax credits and tax refunds for the periods prior to the Close of Business (collectively, the “Excluded Assets”) and (ii) the following liabilities shall be excluded from the Transaction and the Shareholders shall remain liable for the same: (W) accrued payroll taxes as of the Close of Business, (X) credit line and notes payable to any officers of the Companies, and (Y) financing and/or lease payments remaining due on personal vehicles excluded as assets from the Transaction (collectively, the “Excluded Liabilities”). For further clarification, non-Shareholder employee loans receivable by the Companies shall remain an asset of the Companies being acquired by the Buyer.”

4. In Section 1.2, entitled “CLOSING”, shall be deleted in its entirety and replaced with the following:

“Subject to the terms and conditions of this Agreement, the consummation of the Transaction (the “Closing”) shall be deemed to occur on February 1, 2023 (the “Closing Date”), provided that all conditions set forth in Section 5.1 and Section 5.3 shall have been satisfied or waived by the Party or Parties entitled to the benefits thereof of such conditions. The Companies, the Shareholders and the Buyer, and their respective attorneys need not be physically present at the Closing and may deliver documents by electronic transmission, overnight air courier, or other means, provided, however, originals of documents transmitted by electronic means shall be delivered by overnight air courier after the Closing, if requested by either Party.”

5. Section 1.3, entitled “CONSIDERATION”, shall be deleted in its entirety and replaced with the following:

“(a) The aggregate consideration to be paid by the Buyer to the Shareholders for all of the Shares of the Companies shall be equal Two Million Two Hundred and Fifty Thousand (US $2,250,000) Dollars (the “Purchase Price”), which Purchase Price shall be subject to adjustment pursuant to this Section 1.3 and Section 1.4 hereof (and any Purchase Price adjustments required to be made pursuant to Section 1.4 hereof shall be payable in accordance with Section 1.4(a)(v)), and which Purchase Price shall be payable as follows:

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(i) First, Buyer shall pay-off the vehicle indebtedness in the amount of $152,748.18 (the “Closing Indebtedness”). For clarification, credit card expenses and charges associated with business expenses of the Companies and the Companies’ equipment leases shall not be deemed Closing Indebtedness for purposes of calculating the Purchase Price, and the amounts due under such equipment leases and the credit cards be assumed by the Buyer. For clarification, personal charges on such credit cards shall be the responsibility of the individual credit card holders;

(ii) Buyer will deliver to the Shareholders, a secured promissory note, payable by the Buyer and Companies after giving effect to the transactions contemplated hereby, in the principal amount of One Million Five Hundred Seventy Two Thousand Nine Hundred Thirty Eight and 86/100 ($1,572,938.86) Dollars (the “Note”), the form of which is attached hereto as Exhibit A. Such Note shall be secured by a certain security agreement, the form of which is attached hereto as Exhibit B (the “Security Agreement”), UCC-1 financing statements (the “UCC-1”) and a certain corporate guaranty from TLSS, the form of which is attached hereto as Exhibit C (the “Guaranty”). As more particularly set forth in the Note and in Sections 1.3(a)(ii), 1.4(a)(v), 7.2, 7.5, and 9.12 of this Agreement, Buyer shall have the right to set-off against amounts due under the Note: (i) Losses with respect to the Shareholders’ indemnification obligations pursuant to Sections 7.2, 7.5, and 9.12, (ii) the amount of any “Purchase Price Surplus” (as hereinafter defined) pursuant to Section 1.4 hereof, and (iii) any amounts guaranteed by the Companies to the lender who has provided a mortgage loan to the Severance Family Realty Trust, under Declaration of Trust dated January 26, 1998, as amended (the “Family Trust”), which Family Trust owns the “McGrath Premises” (as hereinafter defined) in the event that the Family Trust defaults on such mortgage loan and any of the Companies, as guarantors, receive a demand from such lender to pay the mortgage loan.

(iii) The balance of the Purchase Price in the amount of Five Hundred Twenty Four Thousand Three Hundred Twelve and 96/100 ($524,312.96) Dollars, shall be paid by Buyer to the Shareholders in cash, by wire in immediately available funds less certain legal and accounting expenses incurred by the Companies and the Shareholders in connection with the Transaction.

(iv) The Parties hereby agree to the following purchase price allocation (the “Purchase Price Allocation”): (A) $1,000 shall be allocated to the purchase of the shares of SWI, (B) $46,979 shall be allocated to the purchase of the shares of MTLI. and (c) the remainder of the purchase price shall be allocated to the purchase of the shares of STI.”

6. Section 1.4, entitled “PURCHASE PRICE ADJUSTMENT”, shall be deleted in its entirety and replaced with the following:

“(a) The Parties agree that the Purchase Price is to be calculated based on the Companies having working capital equal to the average of the sum of the total consolidated current accounts receivable of the Companies, minus the sum of the total consolidated current accounts payable of the Companies, for the trailing twelve month period prior to the Close of Business (the “Working Capital”). Notwithstanding the foregoing, as the accounting to accurately determine the Working Capital as of the Close of Business will not be available until after the Closing, the Parties agree to do the following:

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(i) prior to the Closing, the Parties shall establish (A) a calculation of working capital equal to the average of the sum of the total consolidated current accounts receivable of the Companies, minus the sum of the total consolidated current accounts payable of the Companies, for the trailing twelve (12) month period from September 30, 2021 to September 30, 2022, which shall be calculated using the Working Capital Methodologies (as defined herein) (the “Target Working Capital”);

(ii)  on or before ninety (90) days after the Closing (the “Working Capital Delivery Date”), Buyer shall prepare in good faith and deliver to the Shareholders’ Representative a certificate (the “Purchase Price Adjustment Certificate”) executed by an executive officer of Buyer setting forth in reasonable detail, the Working Capital as of the Close of Business (the “Closing Working Capital”), and Buyer’s calculation of the Purchase Price adjustment based on the difference between the Closing Working Capital and the Target Working Capital (the “Purchase Price Adjustment”). If Buyer does not deliver the Purchase Price Adjustment Certificate on or before the Working Capital Delivery Date, the Target Working Capital shall be deemed to be the Closing Working Capital, unless Buyer notifies the Shareholders’ Representative, in writing, prior to the Working Capital Delivery Date, that additional time is required to prepare the Purchase Price Adjustment Certificate due to the unavailability of certain information from the Shareholders’ Representative for a period of time prior to the Closing Date, and such written notice identifies the necessary information to complete the Purchase Price Adjustment Certificate. The Closing Working Capital shall be calculated using the Working Capital Methodologies (defined below). Simultaneously with the delivery of the Purchase Price Adjustment Certificate, Buyer shall provide to the Shareholders’ Representative all work papers and other information reasonably required by the Shareholders’ Representative to evaluate such calculations, and shall provide the Shareholders’ Representative with reasonable access to Buyer’s financial personnel who were responsible for the preparation of the same in order for the Shareholders’ Representative to discuss and evaluate such calculations, work papers and information. The Shareholders’ Representative shall have thirty (30) days after receipt by the Shareholders’ Representative of the Purchase Price Adjustment Certificate to accept or object to the Closing Working Capital calculation. If the Shareholders’ Representative does not timely object to the Closing Working Capital calculation within such thirty (30) day period, the Closing Working Capital calculation shall be deemed accepted;

(iii) If the Shareholders’ Representative delivers written notice to Buyer within thirty (30) days after receipt by the Shareholders’ Representative of the Purchase Price Adjustment Certificate stating that the Shareholders object to the Closing Working Capital calculation, the Parties shall submit the issues remaining in dispute to their respective accountants to resolve. In the event that the accountants cannot resolve, each accountant will submit a list of five (5) independent accountants to resolve this matter. The first names that match on the lists shall be appointed to resolve the issues remaining in dispute (the “Independent Accountants”) for resolution of the dispute, which Independent Accountants shall have not represented or been engaged by Buyer or the Shareholders prior to the submission of the dispute, and the Parties hereby agree that neither shall be permitted to engage such Independent Accountants for a period of five (5) years after the date of the submission of the dispute. If issues are submitted to the Independent Accountants for resolution, (A) the Independent Accountants shall use the Working Capital Methodologies; (B) each Party shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that Party and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; and (C) the determination by the Independent Accountants, as set forth in a notice to be delivered by the Independent Accountants to the Shareholders and Buyer within thirty (30) days after the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the Parties;

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(iv) the fees and expenses of the Independent Accountants will be paid by Shareholders, on the one hand, and Buyer, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Shareholders or Buyer, respectively, bears to the aggregate amount actually contested by the Shareholders and Buyer; and

(v)  Within ten (10) business days after the Purchase Price Adjustment is finally determined (A) in the event that the Closing Working Capital is greater than the Target Working Capital, the Buyer shall pay to the Shareholders by wire transfer of immediately available funds to accounts designated by the Shareholders’ Representative the difference between the Closing Working Capital and the Target Working Capital; and (B) In the event that the Closing Working Capital is less than the Target Working Capital, Buyer shall set-off against the next amounts due to the Shareholders under Note, an amount equal to the difference between the Closing Working Capital and the Target Working Capital (the “Purchase Price Surplus”).

(d) The Purchase Price Allocation shall be adjusted based on the Purchase Price Adjustment by reducing or increasing the amount of the Purchase Price allocated to STI.

(e) The Closing Working Capital shall be calculated consistent with past practice used to calculate the Target Working Capital and the following methodologies (the “Working Capital Methodologies”): (A) amounts charged on credit cards for business expenses associated with the Companies are ordinary business expenses and shall be included in accounts payable for all purposes, (B) the Excluded Assets, the Indebtedness, and the Accruals (defined below) shall be excluded from the calculations of Working Capital, and (C) insurance that has been prepaid by the Companies for periods commencing February 1, 2023, the security deposit for the North Haven Lease, and tax credits and refunds for periods ending prior to the Closing shall be excluded from the calculation of Working Capital.

(f) The provisions of this Section 1.4 shall survive Closing.”

7. Section 1.5, entitled “DUE DILIGENCE PERIOD”, subsection (b) shall be amended by deleting “January 25, 2023” and replacing the same with “January 27, 2023”.

8. Section 1.6, entitled “FINANCING CONTINGENCY”, shall be deleted in its entirety.

9. Section 2.2, entitled “AUTHORIZATION; NON-CONTRAVENTION; APPROVALS”, shall be amended by deleting “Except as provided in Schedule 2.2, the” and replacing the same with “The”.

10. Section 2.3, entitled “INSOLVENCY”, shall be amended by deleting “Except as provided in Schedule 2.3, there” and replacing the same with “There”.

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11. Article III entitled “REPRESENTATION AND WARRANTIES OF THE COMPANIES AND THE SHAREHOLDERS” shall be amended as follows:

(a) Section 3.1 (d) shall be deleted in its entirety and replaced with the following:

“Schedule 3.1(d) contains a list of all jurisdictions in which the Companies are authorized or qualified to do business as of the Schedule Delivery Date. Except as set forth on Schedule 3.1(d) true, complete and correct copies of the Charter Documents, including, but not limited to the articles of incorporation of the Companies, and all amendments, as well as the bylaws of the Companies, and all amendments, have been made available to the Buyer or will be uploaded to the Data Room prior to Schedule Delivery Date.”

(b) Section 3.5 shall be amended by replacing all references to “the Companies” with “STI”.

(c) Section 3.8(a) shall be amended by deleting “the Material Vehicle Repairs and” in its entirety.

(d) The second sentence of Section 3.10 shall be deleted in its entirety and replaced with “Copies of such licenses, franchises, permits, and other governmental authorizations in the Companies possession will be uploaded to the Data Room prior to the Schedule Delivery Date.”

(e) The second sentence of Section 3.13 shall be deleted in its entirety and replaced with “Except as set forth on Schedule 3.13(e), the Companies have made available to the Buyer true, complete and correct copies of all of the Companies’ insurance policies currently in effect, which have been uploaded to the Data Room prior to the Schedule Delivery Date.

(f) Section 3.17, entitled “TAXES”, shall be amended as follows:

(i) Subsection (a) shall be amended by deleting “the Closing Date” and “Closing” and replacing the same with “January 31, 2023”.

(ii) The second sentence of Subsection (a) shall be amended by deleting “The” at the beginning of the sentence and replacing the same with “Except as set forth on Schedule 3.17”.

(iii) Subsection (b) shall be amended by deleting “prior to the Closing Date” and replacing the same with “on or prior to January 31, 2023”.

12. Section 4.1, entitled “CONDUCT OF THE PARTIES”, subsection (a)(v)(VI) shall be amended by deleting “, dated within thirty (30) days of the Closing Date” and replacing the same with “based on the last required annual report”.

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13. Section 5.2, entitled “CLOSING DELIVERIES OF THE COMPANIES AND THE SHAREHOLDERS”, shall be amended as follows:

(a) Subsection (b) shall be amended by deleted in its entirety and replaced with the following: “(b) a counterpart signature page to the consulting agreement, dated as of the Closing Date, between STCI and Clyde Severance (the “CS Consulting Agreement”) shall be signed by Clyde Severance”;

(b) Subsection (c) shall be deleted in its entirety and replaced with “Intentionally Deleted”;

(c) Subsection (d) shall amended by adding the following after the term “Transaction Documents”: “, provided, however, no good standing certificates shall be required to be provided with respect to states where such entities have filed for authority to do business less than thirty (30) days prior to the Closing Date”;

(d) Subsection (g) shall be deleted in its entirety and replaced with “Intentionally Deleted”;

(e) Subsection (h) shall be deleted in its entirety and replaced with “Intentionally Deleted”;

(f) Subsection (i) shall be deleted in its entirety and replaced with “Intentionally Deleted”;

(g) Subsection (k) shall be deleted in its entirety and replaced with “proof satisfactory to Buyer that any and all liens (including but not limited to, filed UCC-1 financing statements) on the assets of the Companies have been terminated and released, except with respect to (i) equipment leases assumed by Buyer, (ii) liens that will be released in connection with the payment of the Closing Indebtedness, and (iii) Permitted Encumbrances.”

(h) Subsection (o) shall be deleted in its entirety and replaced with “Intentionally Deleted”.

14. Section 5.3, entitled “CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER” shall be amended as follows:

(a) Delete subsection (d) in its entirety and replacing the same with the following: “(d) Intentionally deleted.”; and

(b) Subsection (f)(ii) shall be deleted in its entirety and replaced with “Intentionally Deleted”.

15. Section 5.4, entitled “CLOSING DELIVERIES OF THE BUYER” shall be amended as follows:

(a) Subsection (b) shall be amended by deleting “evidence of the assumption or” and replacing the same with “the”;

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(b) Subsection (d) shall be amended by adding the following after the term “Transaction Documents”: “, provided, however, no good standing certificate shall be required to be provided by the Buyer if such entity was formed less than thirty (30) days prior to the Closing Date”;

(c) Subsection (g) shall be amended by deleting “CS Employment Agreement” and replacing the same with “CS Consulting Agreement”;

(d) Subsection (h) shall be deleted in its entirety and replaced with “Intentionally Deleted;”; and

(e) Subsection (k) shall be deleted in its entirety and replaced with “Intentionally Deleted; and”.

16. Section 6.1, entitled “AFFIRMATIVE COVENANTS”, subsection (b) is hereby amended to delete the following on the third and fourth lines: “including obtaining Financing required to satisfy the financing condition specified in Section 5.3(d) above,”.

17. Section 6.2, entitled “FULL ACCESS; DELIVERABLES”, subsection (c) shall be deleted in its entirety.

18. Section 6.5, entitled “FURTHER ASSURANCES; COOPERATION; NOTIFICATION” shall be amended by deleting subsection (c) and replacing the same with “Intentionally Deleted”.

19. Section 7.2, entitled, “INDEMNIFICATION BY SHAREHOLDERS”, the second paragraph shall be deleted in its entirety and replaced with the following:

“In order to secure certain of the Shareholders’ indemnification obligations hereunder, if Buyer is not then in breach of its representations, warranties, or obligations under this Agreement, Buyer shall have the right for a period of twelve (12) months after Closing (the “Indemnification Escrow Period”), to set-off from the Note up to One Hundred Thousand Dollars ($100,000) due to the Shareholders under the Note as a source of payment for Buyer’s indemnification claims for Losses made during the Indemnification Escrow Period. In the event an indemnification claim for Losses is timely made, the Losses set-off against the amounts due under the Note shall be wired by the Buyer to the Escrow Agent and such amount shall be held in escrow (the “Indemnification Escrow”) pursuant to Section 9.12. In the event an indemnification payment is due to the Buyer pursuant to Section 7.5 below, then the Indemnification Escrow shall be released in accordance with Section 9.12.”

20. Section 7.6, entitled “CERTAIN INDEMNIFICATION LIMITS”, subsection (a) shall be amended by adding the following after the term “Purchase Price,”: “plus the original principal balance of the Note,”.

21. Article VIII, entitled “LIMITATIONS ON COMPETITION”, shall be amended by adding the following as Section 8.6:

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“SECTION 8.6 SURVIVAL.

The provisions of this Article VIII shall survive Closing.”

22. Section 9.3, entitled “SUCCESSORS AND ASSIGNS”, shall be amended by deleting the word “it’s” in the second sentence and replacing the same with “its”.

23. Section 9.12, entitled “ESCROW; ESCROW AGENT”, shall be amended as follows:

(a) Subsection (a) shall be deleted in its entirety and replaced with the following:

“(a) The Closing Agent shall act as escrow agent (the “Escrow Agent”) in connection with the Indemnification Escrow. The amounts in the Indemnification Escrow (the “Escrow Funds”) shall be held in a non-interest bearing Federal Deposit Insurance Corporation trust account separate and distinct from the Escrow Agent’s operating accounts (the “Escrow Account”).”

(b) Subsection (b) shall be deleted in its entirety and replaced with “Intentionally Deleted.”

(c) Subsection (c) shall be deleted in its entirety and replaced with the following:

“(c) If during the Indemnification Escrow Period, Buyer desires to make a claim on the Indemnification Escrow pursuant to Sections 7.2 and 7.5, it shall either deliver to the Escrow Agent joint written instructions duly executed by the Buyer and the Shareholders’ Representative or a final, non-appealable determination of a court of competent jurisdiction directing the release from the Indemnification Escrow the amounts set forth in the joint written instructions or the determination. Within the five (5) days following the end of the Indemnification Escrow Period, the Shareholders’ Representative shall request the release of remaining Escrow Funds by providing written notice to the Escrow Agent and the Buyer, and the Escrow Agent shall release the then remaining Escrow Funds to the Shareholders pursuant to wire instructions delivered by the Shareholders’ Representative, provided the Buyer has not objected, in writing, to the release of the Escrow Funds during the Indemnification Escrow Period, which objection shall identify the basis for such objection and the amount in dispute, and in such event all remaining amounts of the Escrow Funds, other than such amounts in dispute, shall be released from the Indemnification Escrow. The amounts in the Indemnification Escrow subject to Buyer’s objection shall be held by the Escrow Agent until it receives joint written instructions duly executed by the Buyer and the Shareholders’ Representative or a final, non-appealable determination of a court of competent jurisdiction directing the release of such funds.”

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24. Article IX, entitled “MISCELLANEOUS”, shall be amended by adding the following as Section 9.15:

“SECTION 9.15 TAX COVENANTS.

(b) IN THE CASE OF ANY TAX PERIOD THAT BEGINS BEFORE AND ENDS AFTER JANUARY 31, 2023 (A “STRADDLE PERIOD”), THE AMOUNT OF ANY TAXES OF THE COMPANIES FOR THE PERIOD ON OR PRIOR TO JANUARY 31, 2023 SHALL BE DETERMINED BASED ON AN INTERIM CLOSING OF THE BOOKS AS OF JANUARY 31, 2023.

(c) THE SHAREHOLDERS SHALL PREPARE, OR CAUSE TO BE PREPARED, ALL TAX RETURNS OF THE COMPANIES FOR ANY TAXABLE PERIODS ENDING ON OR BEFORE JANUARY 31, 2023 THAT ARE DUE AFTER THE CLOSING DATE.

(d) BUYER SHALL TIMELY PREPARE, OR CAUSE THE COMPANIES TO TIMELY PREPARE, AND FILE, OR CAUSE THE COMPANIES TO FILE, ALL TAX RETURNS WHICH INCLUDE OR PERTAIN TO A STRADDLE PERIOD. IN THE EVENT ANY SUCH STRADDLE PERIOD TAX RETURN SHALL BE PREPARED IN A MANNER INCONSISTENT WITH PAST PRACTICE OR INVOLVE CHANGES TO ANY ELECTION OR ANY ACCOUNTING METHOD, THEN IF SUCH NEW MANNER OF PREPARING THE TAX RETURN FOR SUCH STRADDLE PERIOD OR IF SUCH CHANGES FOR THE STRADDLE PERIOD RESULT IN AN INCREASED TAX LIABILITY TO THE SHAREHOLDERS COMPARED TO THE TAX LIABILITY THE SHAREHOLDERS WOULD HAVE BEEN RESPONSIBLE FOR HAD THE STRADDLE PERIOD TAX RETURN BEEN PREPARED IN A MANNER CONSISTENT WITH PAST PRACTICE AND DID NOT INVOLVE ANY CHANGES TO ANY ELECTION OR ANY ACCOUNTING METHOD, THEN THE BUYER HEREBY AGREES TO INDEMNIFY THE SHAREHOLDERS FOR SUCH INCREASED TAX LIABILITY. BUYER SHALL SUBMIT SUCH STRADDLE PERIOD TAX RETURNS TO THE SHAREHOLDERS’ REPRESENTATIVE AT LEAST 30 DAYS PRIOR TO THE DUE DATE (INCLUDING EXTENSIONS) OF ANY SUCH STRADDLE PERIOD TAX RETURN. IF THE SHAREHOLDERS’ REPRESENTATIVE OBJECTS TO ANY ITEM ON ANY STRADDLE PERIOD TAX RETURN, SHE SHALL, WITHIN 10 DAYS AFTER DELIVERY OF SUCH STRADDLE PERIOD TAX RETURN, NOTIFY BUYER IN WRITING THAT SHE SO OBJECTS. IF A NOTICE OF OBJECTION SHALL BE DULY DELIVERED, BUYER AND THE SHAREHOLDERS’ REPRESENTATIVE SHALL NEGOTIATE IN GOOD FAITH AND USE THEIR REASONABLE BEST EFFORTS TO RESOLVE SUCH ITEMS. IF BUYER AND THE SHAREHOLDERS’ REPRESENTATIVE ARE UNABLE TO REACH SUCH AGREEMENT WITHIN 10 DAYS AFTER RECEIPT BY BUYER OF SUCH NOTICE, THE DISPUTED ITEMS SHALL BE RESOLVED BY THE INDEPENDENT ACCOUNTANTS APPOINTED UNDER PROCEDURES SIMILAR TO THOSE IN SECTION 1.4(A)(III) AND ANY DETERMINATION BY THE INDEPENDENT ACCOUNTING FIRM SHALL BE FINAL. THE COSTS, FEES AND EXPENSES OF THE INDEPENDENT ACCOUNTANTS WITH RESPECT TO A STRADDLE PERIOD TAX RETURN SHALL BE BORNE EQUALLY BY BUYER AND THE SHAREHOLDERS.

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(e) THE SHAREHOLDERS SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY FOR THE PERIOD PRIOR TO AND INCLUDING JANUARY 31, 2023 AND THE BUYER SHALL BE RESPONSIBLE FOR THE TAX LIABILITY ACCRUING AFTER JANUARY 31, 2023, SUBJECT TO THE SHAREHOLDERS’ RIGHT TO INDEMNIFICATION SET FORTH IN SECTION 9.15(C) ABOVE. FURTHERMORE, AN AUDIT MAY BE REQUIRED TO BE CONDUCTED POST-CLOSING FOR THE PERIOD ON OR PRIOR TO JANUARY 31, 2023 AT THE BUYER’S SOLE COST, INCLUDING ANY FEES OF KATHLEEN BRUSSEAU, CPA. THE SHAREHOLDERS AND THE COMPANIES HEREBY AGREE TO COOPERATE WITH THE BUYER’S REASONABLE REQUESTS IN CONNECTION WITH MAKING THE COMPANIES’ BOOKS AND RECORDS AVAILABLE TO THE BUYER FOR SUCH POST-CLOSING AUDIT. THE PROVISIONS OF THIS SECTION 9.15 SHALL SURVIVE CLOSING.”

25. Notwithstanding anything contained herein or in the Agreement to the contrary, the Parties hereby agree as follows:

(a) With respect to corporate credit cards used in connection with operation of the business of the Companies, and which credit cards are personally guaranteed by one or more of the Shareholders, the Companies and the Shareholders hereby agree that the Companies may continue to use such credit cards for a period of thirty (30) days after the Closing Date and shall terminate the credit cards prior to the end of such 30-day period. The Companies, after giving effect to the transactions contemplated hereby and the Buyer hereby agree to indemnify, defend and hold the Shareholders harmless for all amounts charged on such credit cards after January 31, 2023.

(b) The personal vehicle of Clyde Severance, which shall be distributed to Clyde Severance on or prior to January 31, 2023, may be re-registered in the name of Clyde Severance after the Closing Date and the Buyer shall cooperate in connection with Clyde Severance’s re-registration efforts.

(c) With respect to the North Haven Premises, the North Haven Landlord has required that certain work be completed at the North Haven Premises by the Companies in connection with the North Haven Landlord entering into a new lease for the North Haven Premises effective February 1, 2023 and the Shareholders have agreed to cause such work to be completed, at the Shareholders’ sole cost and expense no later than ninety (90) days after the Closing Date.

(d) The accrued but unpaid payroll and payroll taxes as of the Close of Business, medical claims for the Companies’ self-funded heath insurance as of the Close of Business, and taxes of the Companies as of December 31, 2022 (collectively, the “Accruals”) will not be determined and/or paid until after the Closing. Accordingly, the Shareholders shall permit certain cash to remain in the accounts of the Companies as of the Close of Business (the “Shareholders Cash”) to pay the Accruals. Prior to the Working Capital Delivery Date, Buyer shall deliver to the Shareholders’ Representative an accounting of the Accruals and pay to the Shareholders the remaining Shareholders Cash after payment of the Accruals. In addition, insurance that has been prepaid by the Companies for periods commencing February 1, 2023 will not be determined prior to the Closing and the security deposit for the North Haven Lease, and tax credits and refunds for periods ending prior to the Closing will not be paid to the Companies until after Closing. Buyer shall pay and deliver such prepaid insurance, security deposit, and tax credit and refund amounts to the Shareholders immediately upon receipt.

26. Buyer and, and after giving effect to the Transaction, the Companies shall not, directly or indirectly, take any action that would have the purpose of avoiding any payments required to be paid to the Shareholders under the Note.

27. A complete set of the Disclosure Schedules referenced in the Agreement, as may be supplemented or amended prior to Closing, are attached hereto and made a part hereof.

28. This First Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which shall be deemed one and the same instrument. Transmission of signatures electronically via DocuSign (or like service), via facsimile or via an e-mail of a signed .pdf of this First Amendment shall be deemed to be original signatures.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

BUYER:

TLSS-STI, INC., a Delaware corporation

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer

TLSS:

TRANSPORTATION AND LOGISTICS SYSTEMS, INC., a Nevada corporation

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Executive Officer

ESCROW AGENT:

R A Feingold Law & Consulting, P.A.

By:	/s/ Robert A. Feingold
Name:	Robert A. Feingold, Esq.
Title:	President

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COMPANIES:

SEVERANCE TRUCKING CO., INC., a
Massachusetts corporation

By:	/s/ Kathryn Boyd
Name:	Kathryn Boyd
Title:	President

SEVERANCE WAREHOUSING, INC., a
Massachusetts corporation

By:	/s/ Kathryn Boyd
Name:	Kathryn Boyd
Title:	President

MCGRATH TRAILER LEASING, INC., a
Maine corporation

By:	/s/ Kathryn Boyd
Name:	Kathryn Boyd
Title:	President

SHAREHOLDERS:

/s/ Kathryn Boyd
Name:	Kathryn Boyd
/s/ Clyde J. Severance
Name:	Clyde J. Severance
/s/ Robert H. Severance, Jr.
Name:	Robert H. Severance, Jr.

SHAREHOLDERS’ REPRESENTATIVE:

/s/ Kathryn Boyd
Name:	Kathryn Boyd

13

Exhibit A

SECURED PROMISSORY NOTE

See attached

14

Exhibit B

SECURITY AGREEMENT

See attached

15

Exhibit C

GUARANTY

See attached

16

Schedules

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